Exhibit 10.1

CONFIDENTIAL TREATMENT FOR THIS EXHIBIT HAS BEEN REQUESTED FROM
THE SECURITIES AND EXCHANGE COMMISSION

PORTIONS OF THIS EXHIBIT HAVE BEEN REDACTED, AND THE REDACTED
PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND
EXCHANGE COMMISSION

AMENDED AND RESTATED
FIRST SUPPLEMENTAL NOTE PURCHASE AGREEMENT

AMENDED AND RESTATED FIRST SUPPLEMENTAL NOTE PURCHASE AGREEMENT, dated as of March 15, 2016 (the “Agreement”), among FARMER MAC MORTGAGE SECURITIES CORPORATION (the “Purchaser”), a wholly owned subsidiary of FEDERAL AGRICULTURAL MORTGAGE CORPORATION, a federally-chartered instrumentality of the United States and an institution of the Farm Credit System (“Farmer Mac” or the “Guarantor”), and NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION, a cooperative association existing under the laws of the District of Columbia (“National Rural”).

RECITALS

WHEREAS National Rural, the Purchaser and the Guarantor have heretofore executed and delivered the Master Note Purchase Agreement dated as of July 31, 2015, among National Rural, the Purchaser and the Guarantor (as amended from time to time, the “Master Agreement”) and the First Supplemental Note Purchase Agreement dated as of July 31, 2015, among National Rural, the Purchaser and the Guarantor (the “Original Supplemental Note Purchase Agreement”); and

WHEREAS, pursuant to the Master Agreement, the parties desire to establish hereby the terms of one or more series of Notes to be issued by National Rural and purchased by the Purchaser; and

WHEREAS, there are currently no outstanding series of Notes under the Master Agreement or the Original Supplemental Note Purchase Agreement; and

WHEREAS, the parties wish to amend and restate the terms of the Original Supplemental Note Purchase Agreement.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, Farmer Mac, the Purchaser and National Rural agree as follows:

1.Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Master Agreement.

2.Title of Series. The series of Note issued hereunder shall be designated as “Series 2015-1.” Failure to make a notation of the name on the Note shall not affect the validity and effect of such Note.
3.Note Funding. On each Funding Date, the Purchaser shall fund draws under the Note

Exhibit 10.1

CONFIDENTIAL TREATMENT FOR THIS EXHIBIT HAS BEEN REQUESTED FROM THE SECURITIES AND EXCHANGE COMMISSION

PORTIONS OF THIS EXHIBIT HAVE BEEN REDACTED, AND THE REDACTED PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION

as requested from National Rural from time to time during the Draw Period, in each case pursuant to a Draw Notice, in an aggregate principal amount, not in excess of $300,000,000.00 outstanding at any one time (the “Maximum Purchase Amount”), subject to the terms and conditions set forth in the Master Agreement. For purposes hereof, “Draw Period” means the period beginning on July 31, 2015 to and including July 31, 2018. National Rural may borrow, repay and reborrow funds at any time or from time to time during the Draw Period in accordance with the procedures set forth in the Master Agreement. The outstanding principal balance of the Note shall reflect each such borrowing, repayment and reborrowing during the Draw Period, as indicated on the books and records of the Purchaser, copies of which records shall be made available by the Purchaser to National Rural not more frequently than monthly upon National Rural’s written request. Disbursements under the Note shall be in an initial minimum amount of $10 million and additional increments of $5 million in excess thereof.

4.(a) The following additional defined terms shall apply to each Note issued pursuant to this Agreement:

Applicable Margin: [REDACTED PORTION FILED SEPARATELY WITH SEC PURSUANT TO CONFIDENTIAL TREATMENT REQUEST]

Index: LIBOR

For purposes of this Agreement, “LIBOR” shall mean the London Interbank Offered Rate for one-month U.S. Dollar deposits, as calculated by Farmer Mac in the following order of priority:

•the rate that appears at 11:00 a.m. (London time) on the LIBOR Determination Date equal to the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate for U.S. Dollars for a period equal in length to such Interest Period) as displayed on page LIBOR01 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time) for one-month U.S. Dollar deposits;

•if a rate does not so appear, Farmer Mac will select four leading banks in the London interbank market and request those banks to provide their offered quotations to prime banks in the London interbank market for one-month U.S. Dollar deposits at 11:00 a.m. (London time) on the LIBOR Determination Date. If at least two of the selected banks provide the requested quotations, LIBOR will be the arithmetic mean of the quotations obtained, as determined by Farmer Mac;

•if fewer than two of the selected banks provide the requested quotations, Farmer Mac will select

Exhibit 10.1

CONFIDENTIAL TREATMENT FOR THIS EXHIBIT HAS BEEN REQUESTED FROM THE SECURITIES AND EXCHANGE COMMISSION

PORTIONS OF THIS EXHIBIT HAVE BEEN REDACTED, AND THE REDACTED PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION

three major banks in New York City and request those banks to provide their offered quotations to leading European banks for one-month U.S. Dollar loans, beginning on the applicable Interest Rate Reset Date, at approximately 11:00 a.m. (London time) on the LIBOR Determination Date. LIBOR will be the arithmetic mean of the quotations obtained, as determined by Farmer Mac; and

•if fewer than three of the selected banks provide the requested quotations, LIBOR will remain LIBOR in effect for the immediately preceding Interest Period.

LIBOR Determination Date: The second London Banking Day before the first day of the applicable Interest Period.

London Banking Day: Any day on which commercial banks are open for business, including dealings in foreign exchange and deposits in U.S. Dollar deposits, in London, England.

Facility Fee: [REDACTED PORTION FILED SEPARATELY WITH SEC PURSUANT TO CONFIDENTIAL TREATMENT REQUEST] for the first year. Each year thereafter, Farmer Mac and National Rural shall agree upon the Facility Fee for the following year at least forty- five (45) days prior to the next Anniversary Date; provided, however, if the parties are not able to agree upon such Facility Fee at least forty-five (45) days prior to such Anniversary Date, the then-effective Facility Fee shall continue to be effective on the next Anniversary Date and either party shall have the option to terminate this Agreement by providing notice to the other party at least thirty (30) days prior to such Anniversary Date. Any such termination shall become effective (i) on such Anniversary Date, as to any unused portion of the Maximum Purchase Amount; and (ii) upon payment in full, as to any portion of the Maximum Purchase Amount outstanding on such Anniversary Date.

Funding Date: The date of each funding under the Note pursuant to a Draw Notice.

Interest Payment Date: Monthly, on the first Business Day of each month for which principal amounts under the Note were outstanding in the preceding month, provided that if the Funding Date is within 5 days of the end of a calendar month, the initial interest payment date shall be on the first Business Day of the second month succeeding the Funding Date.

Interest Period: Initially, the period commencing on the effective date of a Note Funding to but excluding the next Interest Payment Date, and thereafter, each period from and including the prior Interest Payment Date to but excluding the next Interest Payment Date.

(b)    The following defined terms set forth in the Master Agreement as applied to the Note issued pursuant to this Agreement shall be amended in their entirety as set forth below:

Exhibit 10.1

CONFIDENTIAL TREATMENT FOR THIS EXHIBIT HAS BEEN REQUESTED FROM THE SECURITIES AND EXCHANGE COMMISSION

PORTIONS OF THIS EXHIBIT HAVE BEEN REDACTED, AND THE REDACTED PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION

Closing Date: The date hereof.

Note: A variable funding promissory note of National Rural payable to the Purchaser, having the terms provided for in Article II of the Master Agreement and otherwise in the form of Annex A attached to this Agreement.

(c)    The following additional terms and conditions shall apply to the Note issued under this Agreement:

(i)On each Funding Date, each of the conditions precedent set forth in Section 3.01(b), (d), (e), (g), and (h) shall have been met as of such Funding Date.

(ii)The representations of each of the parties hereto as set forth in Sections 5.01 and 5.02, respectively, shall be made as of each Funding Date.

5.GOVERNING LAW. EXCEPT AS SET FORTH IN SECTION 9.01 OF THE MASTER AGREEMENT, THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, FEDERAL LAW. TO THE EXTENT FEDERAL LAW INCORPORATES STATE LAW, THAT STATE LAW SHALL BE THE LAWS OF THE DISTRICT OF COLUMBIA APPLICABLE TO CONTRACTS MADE AND PERFORMED THEREIN.

6.Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

7.Inconsistency. In the event of any inconsistency between the terms of this Supplemental Note Purchase Agreement and the Master Agreement, the terms of this Supplemental Note Purchase Agreement shall apply.

[Remainder of page intentionally left blank.]

Exhibit 10.1

CONFIDENTIAL TREATMENT FOR THIS EXHIBIT HAS BEEN REQUESTED FROM THE SECURITIES AND EXCHANGE COMMISSION

PORTIONS OF THIS EXHIBIT HAVE BEEN REDACTED, AND THE REDACTED PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION

IN WITNESS WHEREOF, each party hereto has caused this Agreement to be executed by an authorized officer as of the day and year first above written.

FARMER MAC MORTGAGE SECURITIES CORPORATION

By: /s/ R. Dale Lynch
Name: R. Dale Lynch
Title: Executive Vice President - Chief Financial Officer

FEDERAL AGRICULTURAL MORTGAGE CORPORATION

By: /s/ R. Dale Lynch
Name: R. Dale Lynch
Title: Executive Vice President - Chief Financial Officer

NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION

By: /s/ J. Andrew Don
Name: J. Andrew Don
Title: Senior Vice President and Chief Financial Officer

Exhibit 10.1

CONFIDENTIAL TREATMENT FOR THIS EXHIBIT HAS BEEN REQUESTED FROM THE SECURITIES AND EXCHANGE COMMISSION

PORTIONS OF THIS EXHIBIT HAVE BEEN REDACTED, AND THE REDACTED PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION

ANNEX A
FORM OF SERIES 2015-1 NOTE

NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION
Floating Rate, Variable Funding Senior Note due July 31, 2018
Washington, D.C.
[________], 2015

FOR VALUE RECEIVED, the undersigned, NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION (“National Rural”), a District of Columbia cooperative association, hereby promises to pay to FARMER MAC MORTGAGE SECURITIES CORPORATION (the “Purchaser”), a wholly owned subsidiary of FEDERAL AGRICULTURAL MORTGAGE CORPORATION, a federally-chartered instrumentality of the United States and an institution of the Farm Credit System (“Farmer Mac”), or registered assigns, the principal sum of THREE HUNDRED MILLION DOLLARS ($300,000,000.00) on July 31, 2018 together with interest computed from the date hereof according to the terms of the Note Purchase Agreement (as defined below).

Payments of principal and interest on this Note are to be made in lawful money of the United States of America at such place as shall have been designated by written notice to National Rural from the registered holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is issued pursuant to the Master Note Purchase Agreement, dated as of July 31, 2015, as well as the Amended and Restated Supplemental Note Purchase Agreement dated as of March 15, 2016 (together, as from time to time amended, the “Note Purchase Agreement”), between National Rural, the Purchaser, and Farmer Mac and is entitled to the benefits thereof. This Note is also entitled to the benefits of the Second Amended, Restated and Consolidated Pledge Agreement, dated as of July 31, 2015, among National Rural, Farmer Mac, the Purchaser and the Collateral Agent named therein.

Capitalized terms used herein and not defined herein shall have the meanings given to those terms in the Note Purchase Agreement.

This Note is a registered Note and, upon surrender of this Note for registration of transfer or exchange, accompanied by a written instrument of transfer duly executed by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, National Rural may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and National Rural will not be affected by any notice to the contrary.

Exhibit 10.1

CONFIDENTIAL TREATMENT FOR THIS EXHIBIT HAS BEEN REQUESTED FROM THE SECURITIES AND EXCHANGE COMMISSION

PORTIONS OF THIS EXHIBIT HAVE BEEN REDACTED, AND THE REDACTED PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION

This Note is prepayable at any time by National Rural, in whole or in part at the option of National Rural on the terms set forth in the Note Purchase Agreement. In the event that any such repayment or prepayment of the principal amount of any Note is made on a day other than an Interest Payment Date, accrued interest on the principal amount thereof shall be payable through and excluding the call date on which such repayment or prepayment is made. The outstanding principal balance of this Note shall reflect each borrowing, repayment and reborrowing during the Draw Period as described more fully in the Note Purchase Agreement and as reflected in the books and records of the Purchaser. The outstanding principal amount under this Note at any given time during the Draw Period may not reflect the full face amount set forth on the first page of this Note, and may be less.

If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared due and payable in the manner, at the price and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of National Rural and the holder hereof shall be governed by, the laws of the District of Columbia, excluding choice-of-law principles of the law of the District of Columbia that would require the application of the laws of another jurisdiction.

NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION
By

Name:
Title: